                                                                Exhibit 10.71


                               OPERATING AGREEMENT
                                       OF
                              SOFTEN REALTY, L.L.C.


         OPERATING AGREEMENT (this "Agreement") of SOFTEN REALTY, L.L.C., dated as of November 13, 1996, between NEXTHEALTH, INC., a Delaware corporation ("NextHealth"), and AP NH, LLC, a Delaware limited liability company ("Apollo"), as members (the "Members").


                              W I T N E S S E T H:

         WHEREAS, the Members desire to organize a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act") upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants set forth herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

         1. Name. The name of the limited liability company organized hereby is SOFTEN REALTY, L.L.C. (the "Company").

         2. Articles of Organization; Etc. The Members shall execute, deliver and file, or cause to be executed, delivered and filed, articles of organization of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act. Notwithstanding the generality of the foregoing, and without any limitation thereof, a purpose of the Company shall be to engage in the business of operating a state licensed, special psychiatric hospital and behavioral health center for the treatment of substance abuse and mental health disorders, dual diagnosis and on-site workshops.

         4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

                  (a) acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (b) act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

                  (c) take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

                  (d) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                  (e) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

                  (f) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

                  (g) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

                  (h) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with any of the Members, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                  (i) employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

                  (j) enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and


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                  (k) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

         5. Principal Office. The address of the principal office of the Company is 16600 North Lago Del Oro Parkway, Tucson, Arizona 85739.

         6. Registered Agent and Registered Office. The Company shall at all times maintain a registered agent and a registered office in the State of Delaware as provided in the Act. Until changed by the Members in accordance with this Agreement and the Act, the registered agent of the Company shall be The Corporation Trust Company, and the registered office of the Company shall be 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         7. Members. Each of the Members named in the preamble to this Agreement has been admitted to the Company as an initial Member. The names and the mailing addresses of the Members are set forth on Schedule A attached hereto.

         8. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

         9. Capital Contributions.

                  (a) On or prior to November 30, 1996, the Members shall contribute to the Company the amount of cash and the contracts, personal property, properties and other assets, subject to the liabilities (which the Company shall assume), set forth opposite the names of the Members on attached Schedule A.

                  (b) The ownership percentages ("Ownership Percentages") of the Members are as follows:

                           NEXTHEALTH                         98%
                           APOLLO                              2%


         10. Additional Contributions. No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the other Members.

         11. Capital Accounts. The Company shall maintain for each Member a separate capital account ("Capital Account") in accordance with the rules prescribed pursuant to


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Sections 704(b) and (c) of the Internal Revenue Code of 1986, as amended (the
"Code"), and the Treasury Regulations (the "Treasury Regulations") promulgated thereunder, including but not limited to Treasury Regulations Section 1.704-1(b)(2)(iv).

         12. Book Basis. The book basis ("Book Basis") of an asset of the Company shall mean the asset's adjusted tax basis, as determined for federal income tax purposes; provided, however, that (i) if property is contributed to the capital of the Company, the initial Book Basis of such property shall be its fair market value on the date of contribution, as determined in good faith by the Members; (ii) if the Capital Accounts of the Company are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Company's assets, the Book Basis of each such asset shall be adjusted to equal its fair market value, as determined in good faith by the Members as of the time of such adjustment in accordance with such Regulation; and (iii) the Book Basis of all assets shall be adjusted thereafter by depreciation and amortization as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

         13. No Interest. Except as otherwise expressly provided in this Agreement, no interest shall be paid by the Company on capital contributions, balances in Member's Capital Accounts or any other funds contributed to the Company or distributed or distributable by the Company under this Agreement.

         14. No Withdrawal; Return of Contribution. No Member shall have the right to withdraw any portion of such Member's Capital Account without the consent of all the other Members. Except as required by the Act, no Member shall be personally liable to any other Member for the return of any capital contributions (or any additions thereto), it being agreed that any return of capital as may be made from time to time shall be made solely from the assets of the Company and only in accordance with the terms hereof.

         15. Allocation of Profits and Losses.

                  (a) Except as provided in Sections 15(b), 15(c) and 15(d) hereof, all income, loss, deductions and credits, and each and every item thereof, of the Company shall be allocated between the Members in proportion to their Ownership Percentages. No Member shall have priority over any other Member with respect to allocations pursuant to this Section 15.

                  (b) In accordance with Section 704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property which has a Book Basis different from its adjusted basis as determined for federal income tax purposes shall, solely for income tax purposes (and without adjusting any Member's Capital Account therefor), be allocated among the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the Book Basis of such property. The Members hereby agree that the assets contributed by the Members to the Company have at the date of contribution the fair market values set forth under the heading "Agreed Values" on


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Schedule A attached hereto and made a part hereof for all purposes; the values set forth on Schedule A attached hereto shall be used as the initial book values of the listed assets on the books of the Company and shall be used in applying the requirements of Section 704(c) of the Code and the Treasury Regulations thereunder.

                  (c) The following special allocations shall, except as otherwise provided, be made in the following order:

                           (1) Except as otherwise provided in Treasury
         Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 15, if there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (within the meaning of Treasury Regulations Section 1.704-2) during any taxable period, items of income and gain for such taxable period (and, if necessary, subsequent taxable periods) shall be allocated among the Members in accordance with Treasury Regulations Sections 1.704-2(d), 1.704-2(f), 1.704-2(g) and 1.704- 2(i). The items to be so allocated, and the order in which such items must be allocated, shall be determined in accordance with Treasury Regulations Section 1.704-2(j)(2). This
         Section 15(c)(1) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2 and shall be interpreted consistently therewith.

                           (2) If any Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be specially allocated to such Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). This Section 15(c)(2) is intended to comply with the "qualified income offset" provision of the Regulation last cited and shall be interpreted consistently therewith.

                           (3) Nonrecourse deductions (within the meaning of Treasury Regulations Section 1.704-2(b)(1)) for any fiscal year or other period shall be allocated among the Members under Treasury Regulations Section 1.704-2(e) in accordance with the Members' respective Ownership Percentages.

                           (4) Any partner nonrecourse deductions (within the meaning of Treasury Regulations Section 1.704-2(i)) for any period shall be allocated to the Member that bears an economic risk of loss with respect to the partner nonrecourse debt (within the meaning of Treasury Regulations Section 1.704-2(b)(4)) to which such partner nonrecourse deductions are attributable, all in accordance with the principles of Treasury Regulations Section 1.704-2(i)(1) and (2).

                  (d) If any interest in the Company is transferred, or upon the admission or withdrawal of a Member, in accordance with the provisions of this Agreement, the income or loss attributable to such interest in the Company for such calendar year shall be


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divided and allocated ratably between the Members on a daily basis; provided, however, that, to the extent permitted by the applicable provisions of the Code and Treasury Regulations, for all Company items which are reasonably determined to be "extraordinary items" by the Members, applying the principles of Treasury Regulations Section 1.1502- 76(b)(2)(ii)(C), any such extraordinary item shall be allocated solely to the parties owning interests in the Company as of the date such item is required to be taken into account by the Company for federal income tax purposes.

                  (e) Any "excess nonrecourse liabilities" (as defined in Treasury Regulations Section 1.752-3(a)(3)) shall be allocated among the Members in accordance with their respective Ownership Percentages.

                  (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or loss and such gain or loss shall be specially allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

         16. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members pursuant to
Section 17. Such distributions shall be allocated among the Members in the same proportion as their then Ownership Percentages.

         17. Management.

         (a) In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Members. The Members shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. All decisions regarding the management of the Company shall be determined by a majority vote, or written consent in lieu of a meeting, of the Members, as determined in accordance with their respective Ownership Percentages. Notwithstanding any provisions herein to the contrary, the Members may delegate to one or more Members of the Company responsibility for the day-to-day operation of the Company.

         (b) Without the prior consent of all of the Members (which consent shall not be unreasonably withheld), the Company shall not:

                                  (i) amend, alter or repeal any of the
                 provisions of the Company's Certificate of Formation, or this Agreement, so as to adversely affect any right, preference or voting power of any Member;


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                                  (ii) authorize, create or issue any class or
                 series of equity security of the Company that is senior to or pari passu with the limited liability company interests of the Members of the date hereof (the "Existing LLC Interests");

                                (iii) enter into any transaction or series of
                  transactions having a total value in excess of $250,000 per transaction or series of related transactions, or grant or consent to, or otherwise permit, any amendment to, supplement of, or waiver under, any agreement or contract with any affiliate;

                                 (iv) consolidate with or merge into, or
                  transfer all or substantially all of its assets to, another person unless (A) in the case of a merger or consolidation, the Company is the surviving entity, the rights and preferences of the Existing LLC Interests are not modified and the Company, as the surviving entity, does not have outstanding any equity security of the Company that is senior to or pari passu with the Existing LLC Interests, or (B) (I) the surviving, resulting or acquiring person is a person organized under the laws of the United States, any state thereof or the District of Columbia, or a person organized under the laws of a foreign jurisdiction whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market System, and (II) the Company shall make effective provision such that, upon consummation of such transaction, the Members shall receive equity securities of the surviving entity having substantially identical terms as the Existing LLC Interests, and the surviving, resulting or acquiring person do not have outstanding any equity security that is senior to or pari passu with the Existing LLC Interests; or

                                  (v) (A) incur any additional indebtedness
                  (excluding trade payable and accrued expenses incurred in the ordinary course of business) not outstanding on the date hereof in excess of $250,000 or (B) enter into any acquisition, financing or other transaction or series of related transactions having a total value in excess of $250,000.

         18. Other Business. The Members and any person or entity affiliated with any of the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or the other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

         19. Exculpation and Indemnification. No Member shall be liable to the Company, any other Members or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member by this


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
Agreement, except that a Member shall be liable for any such loss, damage or claim incurred by reason of such Member's gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member by reason of any act or omission performed or omitted by such Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member by this Agreement, except that no Member shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

         20. Assignments. A Member may not assign, transfer or otherwise dispose of in whole or in part its limited liability company interest without the written consent of the other Members. If a Member transfers all of its interest in the Company pursuant to the preceding sentence, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with
Section 23(d) hereof.

         21. Resignation. A Member may not resign or retire as a Member of the Company without the written consent of the other Members. A Member which resigns or retires in contravention of this Agreement shall be liable to the Company for any damages occasioned by such resignation or retirement and, in addition to any remedies the Company may have at law or in equity, the Company may offset against any amounts it may owe to such resigning or retiring Member (in connection with a distribution or otherwise) any such damages occasioned by such resignation or retirement. If a Member is permitted to resign pursuant to this
Section 21, an additional member shall be admitted to the Company, subject to
Section 22 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Members shall cease to be a member of the Company. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with Section 23(d) hereof.

         22. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Members pursuant to Section 17.


         23. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the earliest to occur of the following:

                  (a)      December 31, 2050;

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
                  (b) the written consent of the Members;

                  (c) the sale of all or substantially all of the assets of the Company;

                  (d) the death, retirement, resignation, bankruptcy, court declaration of incompetence with respect to, or dissolution of a Member, unless the remaining Members agree by unanimous vote to admit one or more new members and unless the business of the Company is continued by the consent of all of the remaining members of the Company within 60 days following the occurrence of any such event; and

                  (e) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         24.      Liquidation Upon Dissolution.

                  (a) Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in NextHealth and, in the event of NextHealth's resignation, dissolution, liquidation or bankruptcy, in a liquidator to be appointed upon the written consent of the other Members holding a majority of the remaining Ownership Percentages, (the "Liquidator"). The Liquidator shall have full power and authority to sell, assign and encumber any and all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

                  (b) The Liquidator shall determine, in its sole discretion, the fair market value of all assets of the Company as at the date of distribution of such assets and the profits and losses resulting from such distribution shall be allocated in accordance with Section 15 hereof.

                  (c) The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

                           (1) first, to the creditors of the Company, including creditors who are Members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

                           (2) thereafter, in accordance with the Capital Accounts of the Members.

         25.      Tax Matters


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                  (a) NextHealth shall, on behalf of the Company, arrange,
supervise and oversee the preparation and timely filing, and prior review by independent certified public accountants, of all returns of Company income, gain, deductions, losses, credits and other items necessary for federal, state, local and foreign income tax purposes and shall use all reasonable efforts to furnish to the Members, within 90 days after the close of the taxable year, the tax information reasonably required for federal, state, local and foreign income tax reporting purposes. The taxable year of the Company shall be the calendar year unless another year is required by the Code (the "Company Year").

                  (b) NextHealth shall be the "Tax Matters Partner," as such term is defined in Section 6231(a)(7) of the Code. In the event of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (i) the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and all the Members (it being understood that the Tax Matters Partner shall not agree to waive or extend any statute of limitations without the consent of Apollo, which consent shall not be unreasonably withheld), (ii) all expenses incurred by the Tax Matters Partner in connection therewith (including, without limitation, attorneys', accountants' and other experts' fees and disbursements) shall be expenses of the Company and (iii) no other Members shall have the right to (A) participate in the audit of any Company tax return, (B) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, (C) participate in any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (D) appeal, challenge or otherwise protest any adverse findings in any such audit or with respect to any such amended return or claim for refund or in any such administrative or judicial proceedings. Each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from (y) any tax liability incurred by the Company attributable to such Member, including, without limitation, any liability incurred by the Company for failure to withhold taxes on distributions to such Member or (z) any breach or violation by such Members of the provisions of this Section 25, and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and disbursements, incident to any such liability, breach or violation.

         26.      Miscellaneous.

                  (a) Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.


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
                  (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

                  (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

                  (d) This Agreement and all rights and remedies hereunder shall be governed by, and construed under, the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

                  (e) This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date and year first above written.


                                     NEXTHEALTH, INC., a Delaware corporation

                                    By: /s/ Bob Walton
                                        -------------------------------------
                                        Name: Bob Walton
                                        Title: Authorized Representative


                                     AP NH, LLC, a Delaware limited liability company



                                     By: Alfred Trivilino
                                        -------------------------------------
                                        Name:
                                        Title:


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                                   SCHEDULE A


    Name, Address
    and Facsimile                                      Initial Capital                             Ownership
    Number of Members                                  Contribution                               Percentages
    ------------------                                 ---------------                            -----------

NextHealth, Inc.                                           $ 490,000                                98%
16600 N. Lago Del Oro Parkway
Tucson, Arizona  85739
Tel: (520) 792-5800
Fax: (520) 792-5884

AP NH, LLC                                                 $  10,000                                 2%
                                                                                                  ----
1999 Avenue of the Stars
Suite 1900
Los Angeles, California  90067
Tel: (212) 261-4000
Fax: (212) 261-4060                                                                                100%
                                                                                                  ====


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